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                                                                    Exhibit 10.1


                             HYDROGENICS CORPORATION








                              AMENDED AND RESTATED
                        UNANIMOUS SHAREHOLDERS' AGREEMENT

                                January 24, 2000

                (superseding the Unanimous Shareholders Agreement
                      dated December 21, 1998, as amended)
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                                TABLE OF CONTENTS

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ARTICLE 1
     INTERPRETATION........................................................    1
     1.1   Defined Terms...................................................    1
     1.2   Headings, etc...................................................    4
     1.3   Gender and Number...............................................    4
     1.4   Governing Law...................................................    4
     1.5   Severability....................................................    4
     1.6   Currency........................................................    4
     1.7   Entire Agreement................................................    4
     1.8   Amendment.......................................................    5
     1.9   Waiver..........................................................    5
     1.10  Time of Essence.................................................    5
     1.11  Further Acts....................................................    5
     1.12  Accounting Principles...........................................    5

ARTICLE 2
     TERM OF AGREEMENT.....................................................    5
     2.1   Term............................................................    5

ARTICLE 3
     IMPLEMENTATION OF AGREEMENT...........................................    6
     3.1   Shareholder Covenants...........................................    6
     3.2   Conflict........................................................    6
     3.3   Covenants by the Corporation....................................    6

ARTICLE 4
     CORPORATION'S BUSINESS AND PURPOSE....................................    7
     4.1   Business and Purpose............................................    7

ARTICLE 5
     DIRECTORS AND SHAREHOLDERS............................................    7
     5.1   Number of Directors.............................................    7
     5.2   Nomination and Election of Directors............................    7
     5.3   Term of Office..................................................    8
     5.4   Powers and Duties of Directors..................................    8
     5.5   Insurance.......................................................    9
     5.6   Board Meetings..................................................    9
     5.7   Exercise of Authority...........................................    9
     5.8   Senior Officers.................................................   10
     5.9   Directors Compensation and Fees.................................   10
     5.10  Extraordinary Matters...........................................   10
     5.11  Meetings of Shareholders........................................   12
     5.12  Key Person Insurance............................................   13
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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     5.13  Independent Director and Chairman...............................   13
     5.14  Future Financing................................................   13

ARTICLE 6
     FINANCIAL AND ACCOUNTING PRACTICES....................................   13
     6.1   Financial Information...........................................   13
     6.2   Maintain Books..................................................   14
     6.3   Review of Books.................................................   15
     6.4   Fiscal Year.....................................................   15

ARTICLE 7
     ARTICLE SALE AND ISSUANCE OF SHARES...................................   15
     7.1   Sale and Issue Restrictions.....................................   15
     7.2   Offer...........................................................   16
     7.3   Tag-Along and Purchase Rights...................................   16
     7.4   Right of First Refusal..........................................   17
     7.5   Sale of Shares - Right of First Refusal Not Exercised...........   18
     7.6   Drag-Along Rights...............................................   18
     7.7   Put Option......................................................   19
     7.8   Price Resolution................................................   20
     7.9   Substitute Purchaser............................................   21
     7.10  Rights of Purchaser.............................................   22

ARTICLE 8
     NON-COMPETITION.......................................................   22
     8.1   Non-Competition.................................................   22
     8.2   Non-Solicitation of Customers...................................   22
     8.3   Non-Solicitation of Employees...................................   23
     8.4   Non-Interference................................................   23
     8.5   Portfolio Exception.............................................   23

ARTICLE 9
     REPRESENTATIONS AND WARRANTIES........................................   24
     9.1   General.........................................................   24
     9.2   The Corporation.................................................   24

ARTICLE 10
     ADDITIONAL CAPITAL....................................................   25
     10.1  Related Party Loans.............................................   25
     10.2  Future Debt Financings..........................................   27
     10.3  Future Equity Financings........................................   28
     10.4  Exceptions to Pre-emptive Rights................................   28
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE 11
     GENERAL MATTERS.......................................................   28
     11.1  No Agency or Partnership........................................   28
     11.2  Notice..........................................................   29
     11.3  Endorsement of Share Certificates...............................   29
     11.4  Assignment......................................................   29
     11.5  Counterparts....................................................   30
     11.6  Publicity.......................................................   30
     11.7  Power of Attorney...............................................   30

ARTICLE 12
     CONFIDENTIALITY.......................................................   30
     12.1  Confidentiality.................................................   30
     12.2  Survival........................................................   31
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                                     -iii-
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                              AMENDED AND RESTATED
                        UNANIMOUS SHAREHOLDERS' AGREEMENT

Amended and Restated Unanimous shareholders' agreement dated January 24, 2000 between Hydrogenics Corporation (the "Corporation"), CIBC Capital Partners ("CIBC"), Micro-Generation Technology Fund, L.L.C. ("MG Fund"), Working Ventures Canadian Fund Inc. ("WV"), Development Ventures, Inc. ("DVI"), the investors listed on Schedule "A" hereto (the "Legacy Investors"), Pierre Rivard ("Rivard"), Joe Cargnelli ("Cargnelli") and Boyd Taylor ("Taylor").

WHEREAS:

A. CIBC, MG Fund, WV, DVI, the Legacy Investors, Rivard, Cargnelli and Taylor are the registered and beneficial owners of all the outstanding shares in the capital of the Corporation.

B. The authorized capital of the Corporation is an unlimited number of Common Shares, an unlimited number of Preferred Shares issuable in series, an unlimited number of Series A Preferred Shares and an unlimited number of Series B Preferred Shares.

C. On the date hereof there are issued and outstanding 2,812,500 Common Shares, 750,000 Series A Preferred Shares and 510,500 Series B Preferred Shares which are legally and beneficially owned by and recorded on the Corporation's books as set out in Schedule "B" hereto.

D. The Corporation and the Shareholders have entered into this Agreement to establish their respective rights and obligations in respect of the issued and unissued shares of the Corporation, the management and conduct of its business and various other matters hereinafter set forth.

E. It is intended that this Agreement will supersede and replace the unanimous shareholders agreement originally entered into on December 21, 1998, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereto covenant and agree with each other as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINED TERMS.

As used in this Agreement, the following terms have the following meanings:

         "ACT" means the Canada Business Corporations Act as may be amended from time to time, and shall be deemed to be any act substituted therefor.
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                                       2

         "AFFILIATE" means an "affiliate" as that term is defined in the Act.

         "AGREEMENT" means this agreement and all schedules attached hereto and any and all amendments made hereto by written agreement among the parties hereto.

         "ANNUAL BUSINESS PLAN" has the meaning specified in Section 6.1(2).

         "ARM'S LENGTH" has the meaning specified to such term by the Income Tax Act (Canada).

         "ARTICLES" means the Articles of Incorporation attached to the Certificate of Incorporation of the Corporation as may be amended or restated from time to time.

         "ASSOCIATE" means an "associate" as that term is defined in the Securities Act (Ontario).

         "BOARD" means the Board of Directors of the Corporation.

         "BYLAWS" means the bylaws of the Corporation from time to time in force and effect.

         "CHAIRMAN" means the chairman of the Board.

         "COMMON SHARES" means the issued and outstanding common shares in the capital of the Corporation.

         "CONTROL" has the meaning specified thereto in the Act as in effect on the date hereof and without reference to any amendments thereto after the date hereof.

         "CORPORATION'S BUSINESS" has the meaning specified thereto in Section 4.1.

         "DIRECTORS", "BOARD OF DIRECTORS" and "BOARD" means the persons who are, from time to time, duly elected as directors of the Corporation.

         "EXPERTS" means two national accounting firms, one as selected by CIBC, MG Fund, WV and DVI (acting together), and the other as selected by Rivard, Cargnelli and Taylor (acting together).

         "FAIR MARKET VALUE" means, for the purposes of valuation by the Experts hereunder, the highest cash price in terms of money which would be obtained as at the date specified in the applicable Section hereof if all the Shareholders of the Corporation sold all of their respective Shares in an open and unrestricted market (recognizing that the Shares are securities of a corporation which cannot offer its securities to the public) without compulsion to a willing and knowledgeable purchaser acting at arms' length and where in determining such Fair Market Value:
         (1) the value of each Common Share is based on the value of all Common Shares; (2) no diminution or accretion in value is attributed to any majority or minority interest (other than in determining Fair Market Value for a purchase by the Corporation from a trustee in bankruptcy);
         (3) the value of any insurance on the
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                                       3

         life of any shareholder or employee and the proceeds of such insurance shall be excluded; (4) the value of all intangible and unrecorded assets is included; (5) the value of each Preferred Share shall be equal to the redemption price for such share set forth in the Articles.

         "INDEPENDENT" means, with respect to any member of the Board of Directors, a person who is not (a) a shareholder of the Corporation other than a director who has become a shareholder through the exercise of options or rights granted to him as a result of being a director, or
         (b) a shareholder of an Affiliate of (a), or (c) a professional adviser to, director, officer, employee of or party to any written or oral contract with the Corporation, a shareholder or an Affiliate of any of them, or (d) an employee of CIBC, MG Fund, WV or DVI, or (e) any person related by blood, adoption or marriage to any of the foregoing.

         "PERSON" means an individual, partnership, corporation or other entity.

         "PREFERRED SHARES" means the issued and outstanding Series A Preferred Shares and the Series B Preferred Shares in the capital of the Corporation.

         "PROSPECTIVE CUSTOMERS" shall mean, for the purposes of Article 8, Persons canvassed or solicited by the Corporation at any time up to the date upon which a Person ceases to be a Shareholder, officer, director or an employee of the Corporation.

         "PURCHASER" has the meaning specified in Section 7.7.

         "PUT OPTION" has the meaning specified in Section 7.7.

         "RELATED PARTIES" means Shareholders and Persons related to Shareholders as the term "related" is defined in the Income Tax Act (Canada); and "Related Party" shall mean any one of such parties.

         "SENIOR MANAGEMENT GROUP" means collectively, Rivard, Cargnelli and Taylor.

         "SERIES A PREFERRED SHARES" means the issued and outstanding series A preferred shares in the capital of the Corporation.

         "SERIES B PREFERRED SHARES" means the issued and outstanding series B preferred shares in the capital of the Corporation.

         "SHARE SUBSCRIPTION AGREEMENT" means the share subscription agreement dated the date hereof among the Corporation, CIBC, MG Fund, WV, DVI and the Legacy Investors.

         "SHAREHOLDERS" means collectively CIBC, MG Fund, WV, DVI, the Legacy Investors, Rivard, Cargnelli and Taylor and any person to whom a Shareholder transfers any Shares,
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                                       4

         or to whom Shares are issued, in accordance with the terms of this Agreement and "Shareholder" means, individually, any one of them.

         "SHARES" means collectively the Common Shares and the Preferred Shares.

         "SUBSIDIARY" means a corporation Controlled by the Corporation

         "TERRITORY" means North America.

1.2      HEADINGS, ETC.

The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

1.3      GENDER AND NUMBER.

Any reference in this Agreement or any Ancillary Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

1.4      GOVERNING LAW.

This Agreement shall be governed and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.5      SEVERABILITY.

Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid, such provision shall be deemed to be severed and deleted herefrom and such illegality and invalidity shall not affect the validity or enforceability of the remainder hereof.

1.6      CURRENCY.

All references to dollars in this Agreement shall be to Canadian dollars.

1.7      ENTIRE AGREEMENT.

This Agreement (and, with respect to the Corporation, CIBC, MG Fund, WV, DVI and the Legacy Investors and the Share Subscription Agreement) constitutes the entire agreement among the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, understandings, representations or warranties, negotiations and discussions, whether oral or written, among the parties hereto with respect thereto, including without limitation any agreements among the shareholders of the Corporation entered into prior to the date hereof, which are hereby terminated.
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                                       5

1.8      AMENDMENT.

This Agreement may be amended if such amendments are approved in writing by each of CIBC, MG Fund, WV, DVI, Cargnelli, Taylor and Rivard and any amendment so approved shall be binding on all Shareholders.

1.9      WAIVER.

No waiver by any party hereto of any breach of any of the provisions of this Agreement shall take effect or be binding upon such party unless in writing and signed by such party. Unless otherwise provided therein, such waiver shall not limit or affect the rights of such party with respect to any other breach.

1.10     TIME OF ESSENCE.

Time shall be of the essence of this Agreement.

1.11     FURTHER ACTS.

The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

1.12     ACCOUNTING PRINCIPLES.

References in this Agreement to generally accepted accounting principles shall be deemed to be the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as of the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

                                   ARTICLE 2
                                TERM OF AGREEMENT

2.1      TERM.

Subject to Section 12.2, this Agreement shall come into force and effect on the date hereof and shall terminate on the earlier of:

         (a)      the date on which only one Shareholder holds Shares;

         (b) the date this Agreement is terminated by written agreement of CIBC, MG Fund, WV, DVI, Cargnelli, Taylor and Rivard and any termination so agreed to shall be binding on all Shareholders;
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                                       6

         (c) the date of the closing of an offering or offerings pursuant to a receipted prospectus under the Securities Act (Ontario), as amended, or similar document filed under other applicable securities laws in Canada or the United States, covering the offer and sale of Common Shares for the account of the Corporation to the public in which:

                  (i) the Common Shares are listed on a North American stock exchange or The NASDAQ Stock Market; and

                  (ii) the net proceeds to the Corporation from such offering or offerings aggregate not less than $15 million;

         (d) the date upon which all of the Shares are acquired by a reporting issuer within the meaning of the Securities Act (Ontario); and

         (e) the sale of all of the Shares of the Corporation to a third party in compliance with this Agreement.

                                   ARTICLE 3
                           IMPLEMENTATION OF AGREEMENT

3.1      SHAREHOLDER COVENANTS.

Each of the Shareholders covenants and agrees that it shall vote or cause to be voted the Shares of the Corporation owned by it to accomplish and give effect to the terms and conditions of this Agreement and that it shall otherwise act in accordance with the provisions and intent of this Agreement.

3.2      CONFLICT.

Subject to the provisions of the Act, in the event of any conflict between the provisions of this Agreement and the Articles and the Bylaws, the provisions of this Agreement shall govern. The parties hereto acknowledge and agree that as the date hereof conflicts may exist between this Agreement and the Articles and the Bylaws. Each of the Shareholders agrees to vote or cause to be voted the Shares owned by it so as to cause the Articles or the Bylaws to be amended to resolve each such conflict and any other conflicts in favour of the provisions of this Agreement.

3.3      COVENANTS BY THE CORPORATION.

The Corporation consents to the terms of this Agreement and hereby covenants with each of the other parties hereto that it will at all times during the term of this Agreement be governed by the terms and provisions hereof in carrying on its business and affairs, and shall duly comply with, perform or otherwise satisfy all representations, warranties, covenants and agreements contained in the Share Subscription Agreement on its part to be complied with, performed or otherwise satisfied, and each of the Shareholders shall vote or cause to be voted their respective Shares of the Corporation to cause the Corporation to fulfil its foregoing covenants.
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                                       7


                                   ARTICLE 4
                       CORPORATION'S BUSINESS AND PURPOSE

4.1      BUSINESS AND PURPOSE.

The business and purpose of the Corporation shall be the development and marketing of technologies and products that include, or are related to, the utilization of hydrogen as an energy source (the "CORPORATION'S BUSINESS"). The Corporation's Business shall be conducted at all times so as to implement to the fullest extent possible the Annual Business Plan as contemplated therein.

                                   ARTICLE 5
                           DIRECTORS AND SHAREHOLDERS

5.1      NUMBER OF DIRECTORS.

The Corporation shall, subject to Section 5.2, have 6 Directors who shall be nominated and elected as provided for in Section 5.2.

5.2      NOMINATION AND ELECTION OF DIRECTORS.

         (a) Nomination. The Board of Directors shall consist of one nominee of WV, one nominee of CIBC, three nominees of Rivard, Cargnelli and Taylor (acting together) and one Independent Director, who shall also act as chairman, mutually acceptable to all parties. In the event that any of Rivard, Cargnelli and Taylor are nominated to the Board, and in the event of the death of any of them, the Shareholders shall nominate a person who is Independent in the deceased's place as Director.

         (b) Replacement. The party entitled under subsection 5.2(a) to nominate a Director may replace any Director nominated by it at any time and from time to time in accordance with the requirements of subsection 5.2(a). Any such party who wishes to replace a Director may have such Director replaced at any duly constituted meeting of the Shareholders of the Corporation or shall forward a written resolution to that effect, signed by that Shareholder, as the case may be, to the Shareholders not less than 48 hours before a meeting of Directors at which such replacement director is expected to attend. Upon receipt of such written resolution, the Shareholders shall execute the resolution and promptly return it to the party initiating the same, who, upon receipt thereof, shall forward the signed resolution to the Corporation for filing in the corporate minute book.

         (c) Sale of Shares. In the event that any Shareholder sells all of its Shares in accordance with this Agreement, the nominated Directors of such Shareholder shall resign and shall provide a release to the Corporation and the purchaser shall be entitled to the same rights, if any, to nominate Directors as such Shareholder had.

         (d) Indemnity. The Corporation hereby indemnifies each Director. and his or her heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative proceeding to which he or she is made a party by reason of being or having been a director of the Corporation provided
                  (i) he or she acted honestly and in good faith with a view to the best interests of the Corporation; and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

         (e) Observer Status for MG Fund. For so long as MG Fund is a Shareholder, MG Fund shall be entitled to receive notice of all meetings of the Board and shall be invited to attend all such meetings but shall have no voting or other rights thereat. Robert W. Shaw, Jr. (or an alternative representative of MG Fund) shall be entitled to compensation for reasonable travel and out-of-pocket expenses incurred in attending such meetings, upon presentation of receipts therefor.

         (f) Observer Status for DVI. For so long as DVI is a Shareholder, DVI shall be entitled to receive notice of all meetings of the Board and shall be invited to attend all such meetings but shall have no voting or other rights thereat. The representative of DVI shall be entitled to compensation for reasonable travel and out-of-pocket expenses incurred in attending such meetings, upon presentation of receipts therefor.

5.3      TERM OF OFFICE.

The term of office of a Director shall commence on the date of that individual's election to the Board and shall terminate at the close of the next following annual meeting of the Shareholders, or until his or her successor is elected, or at any time prior thereto if the Shareholder nominating a Director replaces such Director in accordance with subsection 5.2(b) or otherwise in accordance with subsection 5.2(a).

5.4      POWERS AND DUTIES OF DIRECTORS.

Subject to the Act and the provisions hereof, the Directors shall manage or supervise the Corporation's Business except as such authority may be delegated by the Directors from time to time, and in exercising such authority the Directors and their delegates shall conduct the Corporation's Business or cause it to be conducted in all material respects in accordance with the Annual Business Plan unless the parties hereto shall otherwise agree in writing.
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                                       9

5.5      INSURANCE.

The Corporation shall arrange director's insurance coverage for the Directors of the Corporation on terms and conditions and in an amount acceptable to CIBC and WV.

5.6      BOARD MEETINGS.

The Board shall meet at least once every three months. Any Director shall be entitled to convene a meeting of Directors upon notice given as specified in
Section 5.7.

5.7      EXERCISE OF AUTHORITY.

         (a) Quorum. Unless otherwise agreed to in writing by all of the Directors, but always subject to section 114(2) of the Act and subsection 5.7(b), a quorum of any meeting of the Board shall consist of 4, one of whom shall be a nominee of CIBC and one of whom shall be a nominee of WV.

         (b) Proceeding Without Quorum. Notwithstanding the provisions of subsection 5.7(a), if proper original notice of a meeting of the Board, specifying the business to be transacted at the meeting, is given and a quorum of Directors is not present, then a meeting of the Board may thereafter be held on 48 hours written notice of the second meeting to transact the business set forth in the original notice and, subject to the Act, any members of the Board present at that meeting shall constitute a quorum for the transaction of the business set out in the original notice in respect of that meeting and such business may be transacted by a majority vote of those Directors in attendance at the meeting.

         (c) Notice. Unless all of the Directors are present (except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or those absent waive notice, no meeting of Directors shall be validly convened unless 48 hours' written notice thereof is given in accordance with the provisions of the Bylaws.

         (d) Content of Notice. No resolution with respect to any matter may be put to any meeting of the Board unless the notice of the meeting contains reasonable detail of the matter or unless all of the Directors either are present and do not object to the matter being put to the meeting or otherwise waive the provisions of this subsection 5.7(d).

         (e) Voting. Decisions of the Board shall be effective only if approved by a majority of the votes cast at a meeting of the Directors or by written resolution signed by all of the Directors. In the event of a deadlock the chairman shall be entitled to a second or deciding vote.

         (f) Compensation Committee. The Board shall appoint a Compensation Committee and shall delegate to the Compensation Committee the responsibility for reviewing matters relating employee compensation and making recommendations to the Board. The Compensation Committee shall consist of three members, one of whom shall be the nominee of CIBC, one of whom shall be a nominee of WV and one of whom shall be the Independent Director. In order to be effective, all decisions of the Compensation Committee shall be made by a unanimous vote of its members at a meeting or in writing.

         (g) Audit Committee. The Board shall appoint an Audit Committee and shall delegate to the Audit Committee the responsibility for the review of matters relating to the preparation of the financial statements of the Corporation and making recommendations to the Board. The Audit Committee shall consist of three members, one of whom shall be the nominee of CIBC, one of whom shall be a nominee of WV and one of whom shall be the Independent Director. In order to be effective, all decisions of the Audit Committee shall be made by a unanimous vote of its members at a meeting or in writing.

5.8      SENIOR OFFICERS.

Throughout the currency of this Agreement, members of the Senior Management Group may be compensated as determined by the Board.

5.9      DIRECTORS COMPENSATION AND FEES.

Directors shall be entitled to such compensation as shall be determined by the Board from time to time.

5.10     EXTRAORDINARY MATTERS.

Notwithstanding any provision to the contrary in the Articles, the Bylaws or this Agreement, the following matters shall require the written approval of not less than three of CIBC, MG Fund, WV and DVI in addition to any requirements required by law:

         (a) the taking or institution of any proceedings for the winding up, reorganization or dissolution of the Corporation or any of its Affiliates;

         (b) the making of an assignment for the benefit of any creditors of the Corporation or of any of its Affiliates;

         (c) the amalgamation, consolidation, merger of, or the entering into of any agreement to amalgamate, consolidate or merge, the Corporation with any corporation, partnership, joint venture or firm, or the continuance or corporate reorganization of the Corporation of any kind or the purchase of any securities of any Person;

         (d) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation or of any of its Affiliates or any sale, lease, exchange, or other disposition of any such assets out of the ordinary course of business;
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                                       11

         (e) the sale, or the intent to market the sale, of any shares held by the Corporation in any of its Subsidiaries;

         (f) the purchase or redemption by the Corporation of any Shares other than as expressly provided in this Agreement;

         (g) the declaration, payment or setting aside for payment of any dividend, the distribution of any surplus or earnings, the return of any capital, the repayment or retirement of any indebtedness of the Corporation to any Shareholder, or any other payment or distribution of assets of the Corporation to any Shareholder;

         (h) the amendment of the Articles or Bylaws (other than as contemplated by Section 3.2 hereof);

         (i) the guarantee or indemnification by the Corporation of, or the grant of security by the Corporation for, the debts or obligations of any corporation, partnership, joint venture, firm or person;

         (j) the making of any loans with; the granting of any other financial assistance to or the entering into of any agreements with any Shareholder or Associate of such Shareholder, or the making of any loans otherwise than on commercially reasonable terms to any Person with whom any Shareholder or the Corporation does not deal at Arm's Length;

         (k)      the Annual Business Plan;

         (l) other than as set forth in Section 5.8, the payment of any advance, salary, bonus, consulting fee, management fee, incentive compensation or bonus or other payment to any Director, former director, officer, Shareholder, employee or Affiliate (excluding the market value of goods sold or services provided in the ordinary course of business) of the Corporation or to any person related by blood, adoption or marriage to any of the foregoing or to any corporation not dealing at Arm's Length with any such person or the creation of any agreement which would obligate the Corporation to make any such payment, except to the extent that such fees, bonuses or other payments constitute normal remuneration payable to bona fide employees of the Corporation and have been specifically approved in connection with the Annual Business Plan;

         (m) the acquisition or agreement to acquire any capital asset, any lease or agreement to lease of real or personal property or any acquisition or agreement to acquire property which is not contemplated by the duly approved Annual Business Plan or which would exceed the aggregate amount approved by the by the duly approved Annual Business Plan for such matters;

         (n) any material change in the Corporation's Business or the taking of any action which may lead to or result in such material change;

         (o) the incorporation or acquisition of any corporation that would be an Affiliate of the Corporation;

         (p) the hypothecation, mortgage, lease, pledge or any act otherwise encumbering the Corporation's assets or any of them except as may be required by bankers in connection with the Corporation's normal banking activities and arranged lines of credit or, in the case of leases, except those leases made in the ordinary course of the Corporation's business (provided that the written approval of CIBC, MG Fund and WV shall only be required relative to the matters referred to in this paragraph (p) if reserving such a right in its favour shall not cause CIBC's, MG Fund's or WV's Shares to cease being an "eligible investment", as such term is defined in the Income Tax Act (Canada) of a registered labour-sponsored venture capital corporation);

         (q) the borrowing of money upon the credit of the Corporation or incurring of debts in excess of $100,000 in the aggregate during any 12 month period;

         (r) the issuance or allotment of Shares or the granting of any right, option or privilege to acquire any Shares, other than pursuant to the Share Subscription Agreement or as contemplated in this Agreement;

         (s) any change in the number of issued and outstanding shares in the capital of the Corporation or any increase or reduction in the capitalization of the Corporation, including, without limitation, by way of any split, conversion or exchange of Shares; and

         (t) the appointment of any firm of chartered accountants to act as auditor.

5.11     MEETINGS OF SHAREHOLDERS.

(1) The quorum for the transaction of business at any meeting of the Shareholders shall be 4 persons present in person or by proxy holding at least 60% of the Shares entitled to vote at the meeting, provided Shares owned by at least one of CIBC, MG Fund or WV are represented at such meeting. No meeting shall continue with the transaction of business in the absence of a quorum.

(2) Subject to Section 5.10, all questions before the Shareholders shall be decided by a majority of votes cast at the meeting. The chairman of the meeting of the Shareholders shall be decided by a majority of votes cast at the meeting. The chairman of the meeting of the Shareholders will not have a second or deciding vote.

(3) Notwithstanding the provisions of subsection 5.11(1), if proper notice of a meeting of the Shareholders is given and a quorum of Shareholders is not present, then a meeting of the Shareholders may thereafter be held on 48 hours written notice of the second meeting to transact the business set forth in the original notice and, subject to the Bylaws and the Act, any Shareholders present at that meeting shall constitute a quorum for the transaction of the business set out in the original notice in respect of that meeting and such business may be transacted by a majority of voting Shares of Shareholders in attendance at the meeting.

5.12     KEY PERSON INSURANCE.

The Corporation covenants with the Shareholders that it will insure and keep insure the life of each of Rivard, Cargnelli and Taylor under a policy of "KEY PERSON LIFE INSURANCE" for each in the amount of $500,000 per person with the Corporation as the sole beneficiary under such policy.

5.13     INDEPENDENT DIRECTOR AND CHAIRMAN.

If at any time, any three of CIBC, MG Fund, WV, DVI, Rivard, Cargnelli or Taylor determine, acting reasonably, that the Chairman, or any successor, is unwilling or unable to fulfil his duties and responsibilities as Independent Director and Chairman and shall refuse to resign as requested, then the Shareholders shall take all necessary steps to remove him as Independent Director and Chairman. Upon such removal, the Board shall commence a search for a suitable replacement acceptable to all Shareholders.

5.14     FUTURE FINANCING.

The parties acknowledge that additional financing for the operations of the Corporation's Business may be required. The parties agree to act in a commercially reasonable manner in connection with any consents which may be required in connection with such future financing. Furthermore, the parties acknowledge that the new investors will require board seats and that the Board of Directors will be increased so as to accommodate such persons.

                                   ARTICLE 6
                       FINANCIAL AND ACCOUNTING PRACTICES

6.1      FINANCIAL INFORMATION.

(1) The Corporation shall deliver to all Shareholders within 90 days of the financial year end of the Corporation one copy of its annual financial statements, which shall be prepared on a consolidated basis and be audited by independent auditors of the Corporation, qualified and entitled to carry on in the Province of Ontario the practice of public accounting and auditing, including the balance sheet and statements of income, retained earnings and changes in financial position, together with all supporting schedules. Such financial statements shall be signed by an authorized officer of the Corporation and shall be accompanied by a detailed report of the auditors of the Corporation (which report shall not be qualified). The Corporation shall furnish to all Shareholders with the annual consolidated financial statements a certificate signed by the chief financial officer of the Corporation or another senior officer satisfactory to CIBC, MG Fund, WV and DVI to the effect that such annual financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Corporation and its Subsidiaries at the date thereof and to the effect that neither the Corporation nor its Subsidiaries is in breach of any of the covenants or representations and warranties contained herein, or, if such is not the case, detailed particulars of all breaches of covenants or representations and warranties, together in either case with reasonably detailed evidence of compliance with all financial covenants contained herein.

(2) The Corporation shall furnish to CIBC, MG Fund, WV and DVI no later than 60 days prior to the end of each financial year the Annual Business Plan (which shall be acceptable to CIBC, MG Fund and WV, acting reasonably) for the next financial year which shall consist of the detailed budget for such financial year providing information supplementary to and consistent with the Annual Business Plan and the Five Year Plan. For the purposes of this Agreement, "Annual Business Plan" means, for any financial year, monthly detailed pro forma balance sheets, income statements and statements of changes in financial position for the Corporation prepared in accordance with generally accepted accounting principles on a consolidated basis and approved by its Board of Directors together with such explanations, notes and information which in the reasonable opinion of the Corporation explain and supplement the information so provided and a capital expenditure plan indicating the nature and amount of capital expenditures proposed to be incurred in such financial year.

(3) The Corporation shall provide a monthly financial report to CIBC, MG Fund, WV and DVI within 25 days after the end of each month consisting of the monthly and year to date financial statements on a consolidated basis in a form consistent with the Annual Business Plan and the Five Year Plan and as normally prepared by management for its own use which, shall contain a comparison of budget to actual and, from and after one year from the date hereof, to the prior year for the same period.

(4) The Corporation shall provide to CIBC, MG Fund, WV and DVI within 10 days of the end of each financial quarter, a certificate signed by the duly appointed president, vice-president or chief executive officer of the Corporation in the form of Schedule "C".

(5) The Corporation shall provide to each of CIBC, MG Fund, WV and DVI, their representatives and agents, any other information concerning its financial position and business operations which CIBC, MG Fund, WV or DVI, their representatives and agents, may from time to time request.

(6) The Corporation shall provide information on the business, employees and assets of the Corporation and the Subsidiaries necessary to determine that the securities of the Corporation constitute "ELIGIBLE INVESTMENTS" for purposes of section 204.8 of the Income Tax Act (Canada) and, if applicable, Part III of the Community Small Business Investment Funds Act (Ontario), as amended.

6.2      MAINTAIN BOOKS.

The Corporation shall maintain accurate and complete books and records of all transactions, receipts, expenses, assets and liabilities of the Corporation in accordance with generally accepted accounting principles, consistently applied as approved and adopted by the Board.

6.3      REVIEW OF BOOKS.

The Shareholders agree that each of CIBC, MG Fund and WV shall, at their expense unless otherwise agreed by the parties hereto, be entitled to appoint a representative, agent or designee to review, on reasonable notice, all books, documents and records of the Corporation and shall be entitled to make copies thereof for their own purposes. Each of CIBC, MG Fund and WV and their representatives, agents and designees shall have the right to discuss at any time with management personnel of the Corporation, such matters pertaining to the financial position, operations, investments and financings as may be of interest to CIBC, MG Fund or WV or such representative, agent or designee from time to time.

6.4      FISCAL YEAR.

The fiscal year of the Corporation shall end on the 31st day of December in each year, or such other date as is agreed to by the Board.

                                   ARTICLE 7
                       ARTICLE SALE AND ISSUANCE OF SHARES

7.1      SALE AND ISSUE RESTRICTIONS.

         (a) Except as otherwise set forth in this Agreement, none of the Shareholders may sell, grant an option to sell, encumber, pledge or create a security interest in or otherwise deal with any of its Shares in the Corporation provided however that Shares may be pledged to the banker of the Corporation from time to time as security for indebtedness of the Corporation owed to such banker.

         (b) No proposed dealing with any Shares (including the issuance thereof) in violation of this Agreement shall be valid, and the Corporation shall not record or transfer any of the Shares dealt with in violation of this Agreement in the records of the Corporation nor shall any voting rights attached to such Shares be exercised, nor shall any dividends be paid on such Shares during the period of such violation. Such disqualification shall be in addition to and not in lieu of any other remedies to enforce the provisions of this Agreement.

         (c) Notwithstanding anything else herein contained other than Sections 7.6, 7.7 and 7.9 prior to the redemption in full of the Shares held by CIBC, MG Fund, WV and DVI at the redemption price contained in the Articles, no Shares may be transferred without the prior written consent of not less than three of CIBC, MG Fund, WV and DVI which may be arbitrarily withheld.

         (d) Notwithstanding anything else herein contained, every transfer of all or a portion of the Shares held by a Shareholder, and any issue of Shares by the Corporation, in addition to the requirements of the Articles, shall be subject to the condition that the proposed transferee, or holder, if not already bound by this Agreement, shall first enter into an agreement with the other parties hereto to be bound hereby. For greater certainty, but without limiting the foregoing, each of the Shareholders shall be bound by the provisions of this Agreement in respect of any Shares which may be acquired by such Shareholder after the date hereof in accordance with the provisions of this Agreement.

         (e) Notwithstanding anything else herein contained, on any sale of Shares by CIBC, MG Fund, WV or DVI pursuant to Section 7.7, CIBC, MG Fund, WV or DVI shall be required to represent and warrant only that (i) its Shares are owned by it with a good and marketable title thereto, free and clear of any liens, charges, mortgages and encumbrances, (ii) it has the power to convey the Shares, and, in the case of CIBC and WV only, that
                  (iii) it is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). MG Fund and DVI shall deliver on closing a certificate issued pursuant to section 116 of the Income Tax Act (Canada) showing a "certificate limit" of at least the purchase price payable to it.

         (f) on the winding-up of MG Fund, it shall be entitled to transfer its shares to one or more Affiliates subject to compliance with Section 7.1(d).

         (g) Notwithstanding anything else herein contained, CIBC shall be entitled to transfer all or part of its Shares to: (i) an Affiliate; and (ii) a fund created by CIBC in order to enable CIBC's employees to co-invest with CIBC.

7.2      OFFER.

If at any time a Shareholder or group of Shareholders, acting in concert (hereinafter collectively referred to as the "Selling Shareholder"), desires to sell to a third party with whom the Selling Shareholder is dealing at Arm's Length all but not less than all of the Shares of the Selling Shareholder, the Selling Shareholder shall obtain from the third party a bona fide offer in writing which offer shall be irrevocable for a period of 60 days (hereinafter in this Section 7.2 and Sections 7.3, 7.4 and 7.5 referred to as the "Offer") which it is ready and willing to accept, to purchase all of the Shares for the amount thereof set forth in the Offer by cash or certified cheque and shall give notice in writing to the other Shareholders of the receipt of the Offer within 10 days thereof together with a copy thereof. The Offer may but need not also provide for the purchase of indebtedness owed by the Corporation to the Selling Shareholder.

7.3      TAG-ALONG AND PURCHASE RIGHTS.

If CIBC, MG Fund, WV or DVI is not a Selling Shareholder, under Section 7.2, CIBC, MG Fund, WV and DVI shall each have the right to elect (hereinafter referred to as the "Electing Shareholder"), by notice in writing to the Selling Shareholder, within 30 days from the date of receipt of a copy of the Offer, to:

         (a) as a condition precedent to any sale of the Shares by the Selling Shareholder, require the third party to amend the Offer to provide for the purchase of that number of Shares which are the subject matter of the Offer such that each of the Selling Shareholder and the Electing Shareholder shall sell from their respective holdings of Shares a fraction of the number of Shares which are the subject matter of the Offer, which fractions shall have as their numerators, in the case of Selling Shareholder, the number of Shares held by the Selling Shareholder, and in the case of the Electing Shareholder, the number of Shares held by the Electing Shareholder, and the denominator of both such fractions shall be the sum of the number of Shares held by the Selling Shareholder and the Electing Shareholder, for the same price per Share, and at the same time and on the same terms and conditions as contained in the Offer, in which case the Electing Shareholder shall become a "SELLING SHAREHOLDER" for purposes of this Article 7; or

         (b) if the Selling Shareholder is any of Rivard, Cargnelli or Taylor, as a condition precedent to any sale of the Shares by the Selling Shareholder, require the third party to amend the Offer to provide for the purchase of all of the Shares (or such lesser number as is the subject matter of the Offer) held by the Electing Shareholder, for the same price per Share, and at the same time and on the same terms and conditions as contained in the Offer, in which case the Electing Shareholder shall become a "Selling Shareholder" for purposes of this
                  Article 7.

7.4      RIGHT OF FIRST REFUSAL.

Except in the case where Section 7.6 shall apply, the other Shareholders shall have the irrevocable right, exercisable by written notice given to the Selling Shareholder within 30 days after the giving of the notice by the Selling Shareholder, to purchase all but not less than all of the Shares of the Selling Shareholder or, if CIBC, MG Fund, WV or DVI has exercised its option set forth in Section 7.3, the number of Shares of the initial Selling Shareholder and of CIBC, MG Fund, WV and DVI which are the subject matter of the Offer (in either case, the "Selling Shareholders Shares"), and, if provided for in the Offer, indebtedness owed by the Corporation to the Selling Shareholder on the terms and conditions and for the amount set forth in the Offer by cash or certified cheque pro rata in proportion to their respective holdings of Shares (or in such other proportions as they may agree among themselves). In the event that one or more of the Shareholders elects to purchase his or its pro rata proportion of the Selling Shareholders Shares and, if applicable, indebtedness owed to the Selling Shareholder and one or more of the Shareholders declines to elect to so purchase, the Shareholder(s) electing to so purchase shall have the further right and option, exercisable by notice in writing within 5 days of being notified by the Selling Shareholder that one or more of the Shareholders has declined to so purchase, to purchase the remaining Selling Shareholders Shares and, if applicable, indebtedness owed to the Selling Shareholder on the same terms and conditions and for the amount set forth in the Offer by cash or certified cheque pro rata in proportion to their respective holdings of Shares of such Shareholders (or in such other proportions as they may agree among themselves). The foregoing procedure shall be repeated as often as is necessary until either one or more of the Shareholders have elected to acquire all of the Selling Shareholders Shares and, if applicable, the indebtedness owed to the Selling Shareholder or until there remain Shares which no Shareholder has elected to purchase. Where one or more of the Shareholders have elected to purchase all of the Selling Shareholders Shares, the Offer of the Shareholders so electing for the Shares and, if applicable, the indebtedness owe to the Selling Shareholder shall be completed in accordance with its terms.

If there shall remain Shares which no Shareholder has elected to purchase, notwithstanding that one or more Shareholders has elected to purchase Selling Shareholders Shares pursuant to this Section 7.4, the right of any Shareholders to acquire the Selling Shareholders Shares and, if applicable, the indebtedness owed to the Selling Shareholder shall be null and void and the provisions of
Section 7.5 shall apply.

7.5      SALE OF SHARES - RIGHT OF FIRST REFUSAL NOT EXERCISED.

If following compliance with Section 7.4 there shall remain Shares which no Shareholder has elected to purchase, the Selling Shareholder shall accept the Offer and complete the transaction with the said third party in accordance with the terms and conditions of such third party's Offer and the parties hereby agree to take all steps and proceedings required to have such third party entered on the books of the Corporation as a shareholder and, if applicable, as a debtholder of the Corporation, provided that if the sale of such Shares to the third party is not completed, the provisions of Article 7 shall again apply to any proposed sale of Shares. The Selling Shareholder is hereby irrevocably appointed the agent and attorney of the Shareholders and each of them for the purposes of effecting registration of the third party as a Shareholder of the Corporation. The Board of Directors or the Shareholders (including the Selling Shareholder), as the case may be, before consenting to the transfer of the purchased Shares to the third party, shall require proof that the sale took place in accordance with the third party's Offer and the Board of Directors shall refuse the recording of the transfer of the purchased Shares which may have been sold otherwise than in accordance with the provisions of such Offer and of this Agreement.

7.6      DRAG-ALONG RIGHTS.

If any of the Shareholders receive a Take-Over Bid, as hereinafter defined, which such Shareholder(s) wish to accept, such recipient Shareholder(s) shall forthwith provide a copy of the Take-Over Bid to the other Shareholders together with a notice that he, she or it wishes to invoke the provisions of this Section
7.6 in which case if Shareholders holding not less than 77% of the total number of issued and outstanding Shares, and including at least one of CIBC, MG Fund, or WV, wish to accept such Take-Over Bid, such Shareholders shall have the right to require the other Shareholders, on 10 days notice in writing to such other Shareholders, to sell all of the Shares held by them to the third party pursuant to the terms of the Take-Over Bid for the amount set forth in the Take-Over Bid. The Corporation is hereby irrevocably appointed the agent and attorney of all the Shareholders and each of them for the purposes of effecting registration of the third party as a Shareholder and, if applicable, debtholder of the Corporation in completing the sale of the Shares of such other Shareholders to the third party in accordance with this Section 7.6. For purposes hereof, "Take-Over Bid" shall mean an offer for all of the Shares made by a third party dealing at Arm's Length with all of the Shareholders and the Corporation which complies with the following:

         (a) the Take-Over Bid must provide for a purchase of the Preferred Shares at a price in cash and which is the greater of the Minimum Purchase Price as defined in the Articles and the price which should be payable if all of the Preferred Shares were converted to Common Shares in accordance with the Articles;

         (b) the Take-Over Bid shall not provide for the provision of management, consulting or other fees, the payment for any non-competition covenant, or the payment of salary which any two of CIBC, MG Fund, WV and DVI in their sole discretion determine to be reasonably attributable to the purchase price as opposed to fair consideration for future services to be rendered by the Shareholders or any of their Affiliates, including the purchaser, or any other Person with whom the Shareholder does not deal at Arm's Length. In addition, no other consideration may be paid by the offeror or its Affiliates otherwise than as set forth in the offer;

         (c) the liability of each Shareholder under the purchase agreement including, without limitation, liability for a breach of representation or warranty or for a claim under an indemnity shall be several and not joint and several and shall not, under any circumstances, exceed the lesser of their pro rata proportion of any claim and the purchase price payable to each Shareholder as the case may be; and

         (d) the Take-Over Bid shall contain no provision which would prevent or restrict CIBC's, MG Fund's or WV's ability to make investments in any business.

7.7      PUT OPTION.

Each of CIBC, MG Fund, WV and DVI shall have the right (the "Put Option") at any time after five years from the date hereof to require the Corporation to purchase from CIBC, MG Fund, WV or DVI, as the case may be, all, but not less than all, of CIBC's, MG Fund's, WV's or DVI's Shares (hereinafter in Sections 7.7, 7.8 and 7.9 referred to as the "Putting Shareholder"). Any purchase of the Putting Shareholder's Shares in accordance with this Section by the Corporation, or, if the Shareholders elect in accordance with subsection 7.7(c), by the Shareholders (such Shareholders or the Corporation, as the case may be, being hereinafter referred to in this Section as the "Purchaser(s)"), shall be subject to the following terms and conditions, notwithstanding the provisions of Section 7.2.

         (a) the Put Option shall be exercised by the Putting Shareholder giving to the Corporation and each of the other Shareholders notice in writing (in this Article called the "Put Notice") of the Putting Shareholder's intention to exercise the Put Option;

         (b) the Put Notice shall also set forth the Putting Shareholder's best estimate, stated in dollars, of the Fair Market Value of its Shares, which, subject to Section 7.8, shall be the purchase price payable by the Purchaser(s);

         (c) the Shareholders other than the Putting Shareholder shall have the option, exercisable in writing to purchase the Putting Shareholder's Shares, in place of or in addition to the Corporation, in such proportions as may be specified in a notice given by the Shareholders other than the Putting Shareholder to the Putting Shareholder and to the Corporation within 30 days of receipt of the Put Notice. If the Shareholders other than the Putting Shareholder so elect, such of them who have elected to be Purchasers, shall be obligated to purchase the Putting Shareholder's Shares, but the Corporation shall not thereby be relieved of its obligation to purchase Putting Shareholder's Shares if the Shareholders who are the Purchasers fail to complete the transaction in accordance with this Section;

         (d) the purchase price shall be payable in full in cash or by certified cheque or bank draft at the time of completion of the transaction;

         (e) upon the completion of the transaction, the Putting Shareholder shall cause its nominee(s) to resign from all offices and positions with the Corporation and release the Corporation from any claims other than for contribution and indemnity;

         (f) the completion of the transaction shall take place at the offices of the Putting Shareholder, before or on the date being 120 days after the date on which the Putting Shareholder delivered the Put Notice, or if a Dispute Notice is duly given under Section 7.8, before or on the date being 45 days after determination of the purchase price in accordance with Section 7.8;

         (g) the Purchaser(s) shall use its best efforts to cause the Putting Shareholder to be fully released from all obligations under any guarantees or indemnities which may have been given by the Putting Shareholder for or in respect of any debts, liabilities or obligations of the Corporation, provided that if the Purchaser(s) are unable to obtain any such release then the Purchaser(s) shall indemnify the Putting Shareholder against any loss it may suffer or incur as a result of having given any said guarantee or indemnity; and

         (h) in the event that the Putting Shareholder exercises the Put Option and all of the Putting Shareholder's Shares are not acquired by either the Corporation or the Shareholders in accordance with this Section 7.7, without prejudice to any other rights which the Putting Shareholder may have, the provisions of Section 7.9 shall apply.

All of the Shareholders hereby agree that in the event that any of CIBC, MG Fund, WV or DVI exercise the Put Option under this Section 7.7, the rights of all Shareholders under the redemption provisions contained in section 6 of the Series A and Series B Preferred Share provisions of the Company included in Schedule A to the Articles of the Company as amended January 21, 2000 shall be suspended until such time as all of the Company's obligations in connection with the Put Option so exercised shall have been discharged.

7.8      PRICE RESOLUTION.

In the event that any of the Purchaser(s) disagree with the Fair Market Value contained in the Put Notice given by the Putting Shareholder under Section 7.7, such Purchaser(s) shall have 15 days from the date the Put Notice is received within which to give written notice of such disagreement (in this Article called the "Dispute Notice") to the Putting Shareholder and any other

Purchaser(s). If no Dispute Notice is given by any of the Purchaser(s) within the prescribed time, each of the Purchaser(s) shall be deemed to have accepted the estimate of the Fair Market Value of its Shares set out in the Put Notice. If the Putting Shareholder receives a Dispute Notice within the prescribed time, the purchase price of its Shares shall be determined as follows: the Putting Shareholder and the Purchaser(s) shall instruct the two Experts to make a determination as to the Fair Market Value of its Shares as at the date of the Put Notice. The purchase price, which shall be final and binding upon the parties, shall be the simple average of the Fair Market Value arrived at by each Expert. All costs and expenses relating to the valuation of the Shares by the Experts shall be borne by the Corporation.

7.9      SUBSTITUTE PURCHASER.

If CIBC, MG Fund, WV or DVI has exercised the Put Option and the transaction contemplated by the Put Option has not been completed in accordance with the terms thereof, (i) the Shareholders other than CIBC, MG Fund, WV and DVI, shall lose their right to nominate and have elected 3 Directors, (ii) their nominated Directors shall immediately resign, (iii) CIBC, MG Fund, WV and DVI shall have the further right to nominate and have elected an additional 3 Directors, exercisable immediately, (iv) CIBC, MG Fund, WV and DVI shall not be bound by the provisions of Section 7.2 and may at the particular time proceed to sell its Shares, and (v) CIBC, MG Fund, WV and DVI may require the sale of the Shares of the other Shareholders as follows:

         (a) CIBC, MG Fund, WV and DVI shall, at the Corporation's expense, retain an investment adviser and instruct such investment adviser to solicit offers for all of the shares or assets of the Corporation.

         (b) All of the Shareholders shall (a) accept the first offer recommended for acceptance by the investment adviser and approved by not less than three of CIBC, MG Fund, WV and DVI within such period; (b) execute and deliver the purchase and sale agreement, in the form recommended by the investment adviser and approved of by not less than three of CIBC, MG Fund, WV and DVI, to such purchaser who makes such offer; and
                  (c) execute and deliver all other documents necessary to transfer the shares or assets of the Corporation, as the case may be, to such purchaser.

         (c) The Corporation is hereby irrevocably appointed the agent and attorney of all of the Shareholders and each of them for the purposes of accepting such offer, executing and delivering the sale agreement and executing and delivering all other documents necessary to transfer the shares or assets of the Corporation and effect registration of the purchaser as a shareholder of the Corporation, if applicable, on the condition that the Shareholder's portion of the purchase price is deposited in an account in such Shareholder's name with the Corporation's banker.

7.10     RIGHTS OF PURCHASER.

Any purchaser of Shares from any Shareholder in accordance with the provisions of this Agreement shall be entitled to all of the benefits accruing to such Shareholder hereunder and shall be subject to the obligations of such Shareholder hereunder.

                                   ARTICLE 8
                                 NON-COMPETITION

8.1      NON-COMPETITION.

For the period ending on the third anniversary of the date that any member of the Senior Management Group ceases directly or indirectly to be a Shareholder, such member of the Senior Management Group, shall not, on his own behalf or on behalf of or in connection with any Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, mandatary, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier, trustee or by and through any corporation, company, cooperative, partnership, trust, entity with juridical personality, unincorporated association or otherwise carry on, be engaged in, have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business in all or part of the Territory which is substantially the same as or in competition with the Corporation's Business.

8.2      NON-SOLICITATION OF CUSTOMERS.

For the period ending on the third anniversary of the date that any member of the Senior Management Group ceases directly or indirectly to be a Shareholder, such member of the Senior Management Group, shall not, on his own behalf or on behalf of or in connection with any other Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, mandatary, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier, cooperative, partnership, trust, entity with juridical personality, unincorporated association or otherwise in connection with the Corporation's
Business:

         (a) canvass or solicit the custom of (or procure or assist the canvassing or soliciting of the custom of) any customer;

         (b) accept (or procure or assist the acceptance of) any business from any customer;

         (c) canvass or solicit the custom of (or procure or assist the canvassing or soliciting of the custom of) any Prospective Customer;

         (d) accept (or procure or assist the acceptance of) any business from any Prospective Customer;

         (e) supply (or procure or assist the supply of) any goods or services to any customer; or

         (f) supply (or procure or assist the supply of) any goods or services to any Prospective Customer.

8.3      NON-SOLICITATION OF EMPLOYEES.

For the period ending on the third anniversary of the date that any member of the Senior Management Group ceases directly or indirectly to be a Shareholder, such member of the Senior Management Group, shall not, on his own behalf or on behalf of or in connection with any other Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, mandatary, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier, trustee, or by and through any corporation, company, cooperative, partnership, trust, entity with juridical personality, unincorporated association or otherwise:

         (a) employ, offer employment to or solicit the employment or engagement of or otherwise entice away from the employment of the Corporation any individual who is employed by the Corporation at the time that such person ceases to be a Shareholder whether or not such individual would commit any breach of his contract or terms of employment by leaving the employ of the Corporation, or

         (b) procure or assist any Person to employ, offer employment or solicit the employment or engagement of or otherwise entice away from the employment of the Corporation any individual who is employed by the Corporation at the time that such person ceases to be a Shareholder whether or not such individual would commit any breach of his contract or terms of employment by leaving the employ of the Corporation.

8.4      NON-INTERFERENCE.

Such Shareholder ceasing directly or indirectly to be a Shareholder shall not on his own behalf or on behalf of or in connection with any other Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, mandatary, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier, trustee, or by and through any corporation, company, cooperative, partnership, trust, entity with judicial personality, unincorporated association or otherwise, interfere or attempt to interfere with the Corporation's Business or persuade or attempt to persuade any customer, Prospective Customer, employee or supplier of the Corporation to discontinue or alter such Person's relationship with the Corporation.

8.5      PORTFOLIO EXCEPTION.

Such Person ceasing to be a Shareholder shall not be in default under this Agreement by virtue of his holding as a passive investor not more than five percent (5%) of the issued and outstanding shares of a corporation, the shares of which are listed on a recognized stock exchange within the Territory and with which such Person has no other connection whatsoever.

                                   ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

9.1      GENERAL.

Each Shareholder hereby represents and warrants to each other Shareholder and to the Corporation that such Shareholder:

         (a) is neither a party to nor bound by any agreement regarding the ownership of its Shares, other than this Agreement or an agreement to effect a transfer of Shares in accordance with the terms of this Agreement;

         (b) is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or bylaw provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by such Shareholder of this Agreement or the performance by such Shareholder of any of the terms hereof; and

         (c) owns its Shares beneficially and as of record with good and marketable title thereto free and clear of all legal rights and encumbrances.

9.2      THE CORPORATION.

The Corporation hereby represents and warrants to each Shareholder that, as at the date of this Agreement:

         (a) the Corporation is a taxable Canadian corporation within the meaning of the Income Tax Act (Canada);

         (b) the Corporation carries on no business other than the Corporation's Business;

         (c) not less than 90% of the fair market value of the property of the Corporation is attributable to property used in the Corporation's Business or to shares in the capital stock of or debt obligations of one or more Subsidiaries;

         (d) the Corporation and all corporations related to it (determined in accordance with the Income Tax Act (Canada)) have 500 or fewer employees;

         (e) the carrying value of the total assets (determined in accordance with generally accepted accounting principles on a consolidated or combined basis, where applicable) of the Corporation and all corporations related to it (determined in accordance with the Income Tax Act (Canada)), together with the amount of the investment made on the date hereof by CIBC, MG Fund and WV, does not exceed $50,000,000;

         (f) the Corporation has been in active business (as defined in the Income Tax Act (Canada)) for not less than two years or, if the Corporation has been carrying on business for less than two years, throughout such shorter period of time;

         (g) at least 50% of the Corporation's full-time employees are employed in Ontario;

         (h) at least 50% of the wages and salaries paid by the Corporation are paid to employees whose ordinary place of employment is a permanent establishment of the Corporation located in Ontario; and

         (i)      the recitals to this Agreement are true and correct.

                                   ARTICLE 10
                               ADDITIONAL CAPITAL

10.1     RELATED PARTY LOANS.

All loans from any Related Party shall be made on commercially reasonable terms and conditions.

         (a) Such loans are hereby expressly subordinated, to the extent and in the manner provided in this Section 10.1, without any further action or documentation whatsoever being necessary to give effect to such subordination, in right of payment to the prior payment in full of all other obligations of the Corporation for borrowed money, all charges and security interests created thereby and all indebtedness, liabilities and obligations secured thereby (collectively, the "Other Indebtedness").

         (b) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Corporation or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Corporation, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Corporation (collectively referred to as a "Proceeding"), the holders of Other Indebtedness shall be entitled to receive payment in full of all the Other Indebtedness before any lending Related Party shall be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in any such event in respect of his, her or its Related Party loan.

         (c) Upon any payment or distribution of assets of the Corporation referred to in this Section 10.1, any lending Related Party shall be entitled to call for and rely upon a certificate, addressed to such lending Related Party, of the person making any such payment or distribution for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Other Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 10.1.

         (d) Subject to the payment in full of all Other Indebtedness, any lending Related Party shall be subrogated to the rights of the holders of Other Indebtedness to receive payments and distribution of assets of the Corporation in respect of and on account of Other Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by such lending Related Party but for the provisions of Section 10.1, until the principal of and interest on the Other Indebtedness shall be paid in full. No payment or distribution of assets of the Corporation to the lending Related Party which would be payable or distributable to the holder of Other Indebtedness pursuant to this Section
                  10.1 shall (to the extent paid over to or held for the account of holders of Other Indebtedness), as between the Corporation, its creditors (other than the holders of Other Indebtedness) and such lending Related Party, be deemed to be a payment by the Corporation to or on account of such lending Related Party, it being understood that the provisions of this Section
                  10.1 are, and are intended, solely for the purpose of defining the relative rights of the lending Related Party, on the one hand, and the holders of the Other Indebtedness on the other hand. Nothing contained in this Section 10.1 is intended to or shall impair, as between the Corporation and its creditors (other than the holders of Other Indebtedness and the lending Related Party), the obligation of the Corporation, which is unconditional and absolute, to pay to the lending Related Party the principal of and interest on his, her or its Related Party loan and any other amounts payable under his, her or its Related Party loan as and when the same shall become due and payable in accordance with the terms hereof, or to affect the relative rights of the lending Related Party and creditors of the Corporation, other than the holders of the Other Indebtedness, nor shall anything herein or therein prevent the lending Related Party from exercising all remedies otherwise permitted by applicable law upon default under his, her or its Related Party loan subject to the right(s), if any under this
                  Section 10.1, of the holders of Other Indebtedness upon the exercise of any such remedy.

         (e) In the event that, notwithstanding the foregoing provisions of this Section 10.1, the lending Related Party shall have received any payment after a Proceeding has commenced before all Other Indebtedness has been paid in full, the lending Related Party shall hold such payment in trust for the benefit of the holders of Other Indebtedness and shall forthwith upon the completion of the Proceeding pay such payment over to such holders of Other Indebtedness for application against unpaid Other Indebtedness.

         (f) For greater certainty, this Section 10.1 shall not be construed so as to prevent the lending Related Party from receiving and retaining any payments on account of his, her or its Related Party loan which are made (A) in a manner that is consistent with the terms of his, her or its Related Party loan and (B) at any time when no event of default, as defined in any Other Indebtedness or the instrument creating the same, has occurred and is continuing and in respect of which notice has been given by or on behalf of the holders of Other Indebtedness to the Corporation and the Related Party. Until written notice shall be given to the Related Party by or on behalf of any holder of any Other Indebtedness of the occurrence of any default with respect to such Other Indebtedness or the existence of any other facts which would have the result that any payment with respect of any Related Party loan would be in contravention of the provisions of this
                  Section 10.1, the lending Related Party shall be entitled to assume that no such default has occurred, or that no such facts exist.

         (g) The holders of Other Indebtedness shall be entitled to rely and shall be third party beneficiaries of the provisions of this Section 10.1.

         (h) The provisions of this Section 10.1 shall have no application to loans made by WV to the Corporation.

10.2     FUTURE DEBT FINANCINGS.

If the Corporation requires additional capital by way of debt, it shall first advise CIBC, MG Fund, WV and DVI of its requirements in writing. Upon receiving such notice, CIBC, MG Fund, WV and DVI shall have 30 days within which to notify the Corporation if they wish to provide the required financing on such terms and conditions as may be negotiated between such parties. During that time, the Corporation shall provide to CIBC, MG Fund, WV and DVI, at their request, all such information as CIBC, MG Fund, WV and DVI may reasonably require to make its determination. In the event that the parties are unable to agree upon the terms of the financing within such 45 day period, the Corporation shall deliver, within 5 days following the expiry of such 45 day period, a term sheet outlining the terms and conditions upon which it would be prepared to proceed with the financing. CIBC, MG Fund, WV and DVI shall have a further period of 10 days within which to accept or reject the terms of financing. In the event that CIBC, MG Fund, WV and DVI all reject the terms of financing or fail to give notice within the prescribed time period as aforesaid, the Corporation shall be free to pursue obtaining its debt financing with other Persons on terms no less favourable to the Corporation or more favourable to such Persons than those set forth in the term sheet provided to CIBC, MG Fund, WV and DVI. In the event that any of CIBC, MG Fund, WV or DVI rejects the terms of financing or fails to give notice within the prescribed time period, the remaining of CIBC, MG Fund, WV or DVI, as the case may be, may alone or in connection with other Persons provide the required financing to the Corporation.

10.3     FUTURE EQUITY FINANCINGS.

If the Corporation requires additional capital by way of equity, the Corporation shall provide written notice to the Shareholders specifying the terms and conditions of the proposed equity issue including the amount of financing to be raised, the type of security to be issued, the price per security to be issued and the target completion date. Each Shareholder shall have the irrevocable right, exercisable by written notice given to the Corporation within 30 days after the giving of above notice by the Corporation, to participate in the equity financing on a pro rata basis based on the number of Shares held by such Shareholder on the terms and conditions set forth by the Corporation. In the event that one or more Shareholders elects to subscribe for his or its pro rata proportion of the proposed equity issue and one or more Shareholders declines to so subscribe, the Shareholder(s) electing to so subscribe shall have the further right and option, exercisable by notice in writing within 5 days of being notified by the Corporation that one or more Shareholders has declined to so subscribe, to subscribe for the remaining equity on the same terms and conditions as set forth by the Corporation in proportion to their respective holdings of Shares (or in such other proportions as they may agree among themselves). The foregoing procedure shall be repeated as often as is necessary until the equity issue is fully subscribed or until there remains equity which no Shareholder has elected to subscribe for. If there remains equity which no Shareholder has elected to subscribe for, the Corporation may elect to proceed with the equity financing in an amount equal to the amount subscribed for under this Section 10.3 or decline to proceed and to pursue its equity capital requirements through other sources on terms and conditions no more favourable than the terms and conditions specified to the Shareholders. Nothing contained in this Section 10.3 shall affect the condition that any proposed equity financing is subject to the written approval of not less than three of CIBC, MG Fund, WV and DVI in accordance with Section 5.10 of this Agreement.

10.4     EXCEPTIONS TO PRE-EMPTIVE RIGHTS.

Notwithstanding Section 10.3 hereof, no Shareholder shall have any rights thereunder in respect of:

         (a) the issue of any options or shares of the Corporation pursuant to a stock option plan for employees and other persons approved by the Board of Directors and consented to in accordance with Section 5.10 hereof; or

         (b) shares issued as a stock dividend or pursuant to the exercise of conversion privileges, options or rights previously granted by the Corporation in accordance with Section 10.3.

                                   ARTICLE 11
                                GENERAL MATTERS

11.1     NO AGENCY OR PARTNERSHIP.

Nothing contained in this Agreement shall make or constitute any party the representative, agent, principal or partner of any other party and it is understood that no party has the capacity to make commitments of any kind whatsoever or incur obligations or liabilities binding upon any other party.

11.2     NOTICE.

Any notice, direction or other communication to be given under this Agreement or any Ancillary Agreement shall be in writing and given by delivering it or sending it by telecopy or other similar form of recorded communication addressed in accordance with the instructions set out in Schedule "D" hereto.

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, or (ii) if transmitted by telecopy or similar means of recorded communication on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

11.3     ENDORSEMENT OF SHARE CERTIFICATES.

Any and all certificates representing Shares now or hereafter beneficially owned by the Shareholders during the term of this Agreement shall have endorsed thereon, in bold type, the following legend:

               "The securities evidenced by this certificate are subject to the terms of, and disposition and transfer of such securities is restricted in accordance with, the provisions of an agreement dated as of January 24, 2000 made between the Corporation and each and all of the holders of shares. A copy of the said agreement, together with all amendments and supplements thereto, is available for inspection from the Secretary of the Corporation on request and without charge at its registered office."

11.4     ASSIGNMENT.

Neither this Agreement nor any rights or obligations hereunder are assignable by the parties hereto without the prior written consent of the other parties hereto, subject to the rights of Shareholders to sell their Shares pursuant to the terms of this Agreement and provided that the purchaser of such Shares agrees to be bound hereby. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, legal personal representatives, successors and permitted assigns.

11.5     COUNTERPARTS.

         (a) This Agreement may be executed by the parties hereto in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         (b) This Agreement may also be executed by any of the parties hereto by such party executing and delivering to the Corporation a counterpart in the form set out as Schedule "E" to this Agreement, whereupon such party shall become bound by, and entitled to the benefits of this Agreement as fully and effectively as though such party had executed this Agreement together with the other parties to this Agreement.

         (c) Any Person who acquires Shares on or subsequent to the date hereof in accordance with the terms of this Agreement and who executes a counterpart to this Agreement in the form set forth in Schedule "E" hereto shall be deemed to be a party to this Agreement and be entitled to the rights and subject to the obligations set forth herein, with like effect as if such Person had been an original party hereto, except that the rights and obligations of such Person pursuant hereto shall arise only as of and from the later of the date on which such Person (i) acquired Shares in accordance with the terms of this Agreement; and (ii) executed such counterpart.

11.6     PUBLICITY.

Notwithstanding Section 12.1, CIBC, MG Fund, WV and DVI shall have the right to disclose to whomsoever in any manner its ownership of shares in the capital of the Corporation.

11.7     POWER OF ATTORNEY.

Each of the Legacy Investors hereby irrevocably makes, constitutes and appoints the Corporation as his true and lawful attorney and agent, with full power and authority in his name, place and stead and for his use and benefit to execute all documents and do all such things, including the approval of any additions, changes or amendments to this Agreement, as in the Corporation's opinion may be necessary or desirable to give effect to the terms of this Agreement.

                                   ARTICLE 12
                                CONFIDENTIALITY

12.1     CONFIDENTIALITY.

The parties hereto agree to treat all information, data, reports and other records ("information") relating to the Corporation's Business as confidential and will not disclose such information to any other person other than their legal advisors or auditors (and, in the case of CIBC, MG Fund and WV, the auditors appointed under the Community Small Business Investment Funds Act (Ontario), as amended) without the prior written consent of the other parties; provided, however, that no Shareholder shall be liable for any such disclosure of such information of such Shareholder if such information:

         (a) becomes generally available to the public other than as a result of a disclosure by the Shareholder or its representatives in violation of this Agreement;

         (b) was available to the Shareholder on a non-confidential basis without violation of this Agreement prior to its disclosure by the Corporation or its representatives;

         (c) becomes available to the Shareholder on a non-confidential basis without violation of this Agreement from a source other than the Corporation or its representatives provided that such source is not bound by a confidentiality agreement with the Corporation or a duty of confidentiality to or in respect of the Corporation to the knowledge of the Shareholder; or

         (d) is required by law to be disclosed by the Shareholder, provided that the Shareholder first notifies the Corporation that it believes it is required to disclose such information and it allows the Corporation a reasonable period of time to contest the disclosure of such information.

12.2     SURVIVAL.

The terms of this Article 12 and of Article 8 shall survive any termination of this Agreement without limit as to time.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their respective duly authorized officer.

                                    HYDROGENICS CORPORATION
                                    By:  "Pierre Rivard"
                                       -----------------------------------------
                                         Name:  Pierre Rivard
                                         Title: President
                                    By:  "Boyd Taylor"
                                       -----------------------------------------
                                         Name:  Boyd Taylor
                                         Title: Vice President Sales and
                                         Marketing

                                    WORKING VENTURES CANADIAN
                                    FUND INC.
                                    By:  "Don Morrison" by counterpart
                                       -----------------------------------------
                                         Name:  Don Morrison
                                         Title: Vice President
                                    By:
                                       -----------------------------------------
                                         Name:
                                         Title:


                                    CIBC CAPITAL PARTNERS
                                    By:  "Teddy Rosenberg" by counterpart
                                       -----------------------------------------
                                         Name:  Teddy Rosenberg
                                         Title: Managing Director
                                    By:
                                       -----------------------------------------
                                         Name:
                                         Title:


                                    MICRO-GENERATION TECHNOLOGY
                                    FUND, L.L.C.
                                    BY: ARETE CORPORATION, MANAGER
                                    Per: "Robert W. Shaw, Jr." by counterpart
                                        ----------------------------------------
                                         Name:  Robert W. Shaw, Jr.
                                         Title: President

                                    DEVELOPMENT VENTURES, INC.
                                    By:  "Thomas S. Glanville" by counterpart
                                       -----------------------------------------
                                         Name:  Thomas S. Glanville
                                         Title: President
                                    By:
                                       -----------------------------------------
                                         Name:
                                         Title:


                                            "Pierre Rivard" by counterpart
----------------------------------          ------------------------------------
         Witness                                              PIERRE RIVARD

                                            "Boyd Taylor" by counterpart
----------------------------------          ------------------------------------
         Witness                                              BOYD TAYLOR

                                            "Joseph Cargnelli" by counterpart
----------------------------------          ------------------------------------
         Witness                                              JOSEPH CARGNELLI

                                            "Andre Cargnelli" by counterpart
----------------------------------          ------------------------------------
         Witness                                              ANDRE CARGNELLI

                                            "Gianni Cargnelli" by counterpart
----------------------------------          ------------------------------------
         Witness                                              GIANNI CARGNELLI

                                            "Claudio Cargnelli" by counterpart
----------------------------------          ------------------------------------
         Witness                                              CLAUDIO CARGNELLI

                                            "Peter Lee" by counterpart
----------------------------------          ------------------------------------
         Witness                                              PETER LEE

                                            "John Housser" by counterpart
----------------------------------          ------------------------------------
         Witness                                              JOHN HOUSSER

                                            "Gerald Heffernan" by counterpart
----------------------------------          ------------------------------------
         Witness                                              GERALD HEFFERNAN

                                            "Kenneth Lee" by counterpart
----------------------------------          ------------------------------------
         Witness                                              KENNETH LEE

                                            "Patricia Lee" by counterpart
----------------------------------          ------------------------------------
         Witness                                              PATRICIA LEE

                                               "Catherine Lee" by counterpart
----------------------------------          ------------------------------------
         Witness                                              CATHERINE LEE

                                  SCHEDULE "A"

                                LEGACY INVESTORS



                           Andre Cargnelli
                           84 The Westway
                           Toronto, ON  M9P 2B2

                           Gianni Cargnelli
                           84 The Westway
                           Toronto, ON  M9P 2B2

                           Claudio Cargnelli
                           86 The Westway
                           Toronto, ON  M9P 2B2

                           Peter Lee
                           Wing's Food Products
                           275 Albany Avenue
                           Toronto, ON  M5R 3E1

                           John Housser
                           1 Toronto Street, #410
                           Toronto, ON  M5C 2W3

                           Gerald Heffernan
                           G.R. Heffernan & Associates Ltd.
                           22 St. Clair Avenue East
                           Suite 1700
                           Toronto, ON  M4T 2S3

                           Kenneth Lee
                           Wing's Food Products
                           275 Albany Avenue
                           Toronto, ON  M5R 3E1

                           Patricia Lee
                           430 Memorial Dr. N.W.
                           Calgary, Alberta  T2N 3C3

                           Catherine Lee
                           3472 Rue de la Montagne
                           Montreal, Quebec  H3G 2A6

                                  SCHEDULE "B"

                                  SHAREHOLDERS

     NAME OF          COMMON SHARES            SERIES A                SERIES B
   SHAREHOLDER                             PREFERRED SHARES        PREFERRED SHARES
-----------------------------------------------------------------------------------
CIBC                                            250,000                144,000
-----------------------------------------------------------------------------------
MG Fund                                         250,000                144,000
-----------------------------------------------------------------------------------
WV                                              250,000                119,000
-----------------------------------------------------------------------------------
Rivard                   937,500
-----------------------------------------------------------------------------------
Cargnelli                937,500
-----------------------------------------------------------------------------------
Taylor                   937,500
-----------------------------------------------------------------------------------
DVI                                                                     69,000
-----------------------------------------------------------------------------------
Gianni Cargnelli                                                           600
-----------------------------------------------------------------------------------
Claudio Cargnelli                                                          700
-----------------------------------------------------------------------------------
Andre Cargnelli                                                            700
-----------------------------------------------------------------------------------
Peter Lee                                                                3,500
-----------------------------------------------------------------------------------
John Housser                                                             7,000
-----------------------------------------------------------------------------------
Gerald Hefferman                                                         8,500
-----------------------------------------------------------------------------------
Kenneth Lee                                                              8,500
-----------------------------------------------------------------------------------
Patricia Lee                                                             2,500
-----------------------------------------------------------------------------------
Katherine Lee                                                            2,500
-----------------------------------------------------------------------------------

                                  SCHEDULE "C"

                             COMPLIANCE CERTIFICATE



TO:      Working Ventures Canadian Fund Inc.
         CIBC Capital Partners
         Micro-Generation Technology Fund, L.L.C.
         Development Ventures, Inc.

DATE:    -

I, -, - of - (the "CORPORATION"), hereby certify for and on behalf of the Corporation, intending that the same may be relied upon by you without further enquiry, that, [SINCE THE DATE OF THE LAST COMPLIANCE CERTIFICATE PROVIDED TO YOU] [SINCE - ]:

         (a) [THE ATTACHED FINANCIAL STATEMENTS DELIVERED PURSUANT TO THE AGREEMENT HAVE BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN EFFECT ON THE DATE OF SUCH FINANCIAL STATEMENTS AND THE INFORMATION CONTAINED THEREIN IS TRUE AND CORRECT IN ALL MATERIAL RESPECTS, SUBJECT ONLY TO YEAR-END AUDIT ADJUSTMENTS, AND PRESENTS FAIRLY AND CONSISTENTLY THE RESULTS OF OPERATIONS AND CHANGES IN THE FINANCIAL POSITION OF THE CORPORATION AS OF AND TO THE DATE HEREOF;]

         (b) the Corporation is in compliance with all taxes and other withholding obligations and has accrued unpaid vacation pay in its financial statements;

         (c) the Corporation has (i) made all deductions for taxes or other obligations required to be deducted and has paid the same to the proper tax or other receiving officers; (ii) remitted to the appropriate tax authority, on a timely basis, all amounts collected on account of goods and services taxes and provincial sales taxes; and (iii) remitted to the appropriate receiving officer, on a timely basis, all amounts required to be paid by it in connection with workman's compensation legislation;

         (d) the Corporation is not aware of any breach or potential breach by the Corporation of any Environmental Laws (as such term is defined in the share subscription agreement entered into between the parties as of -, 2000 (the "Share Subscription Agreement")) and to the best of its knowledge is in compliance with all applicable Environmental Laws; and

         (e) the Corporation is not aware of any year 2000 issues of the Corporation or its major customers or suppliers that would have a material adverse effect on the Corporation or its Business and the Corporation is in compliance with its year 2000 policy.

All capitalized terms not defined herein have the meaning specified thereto in the Share Subscription Agreement.

WITNESS my hand and the corporate seal of the Corporation this ______ day of -, 2000.




                                          --------------------------------------
                                                          Name

                                  SCHEDULE "D"

Notices to be provided as follows:

         If to the Corporation, to it at:

         Hydrogenics Corporation
         100 Caster Avenue
         Woodbridge, ON  L4L 5Y9

         Attention:  Mr. Pierre Rivard
         Telephone:  (905) 851-8866, Ext. 222
         Telecopier: (905) 851-2328

         If to WV, to it at:

         Working Ventures Canadian Fund Inc.
         250 Bloor Street East, Suite 1600
         Toronto, ON   M4W 1E6

         Attention:   Brian Carwana
         Telephone:   (416) 934-7721
         Telecopier:  (416) 929-0901

         If to CIBC, to it at:

         CIBC Capital Partners
         BCE Place
         P.O. Box 500
         161 Bay Street, 8th Floor
         Toronto, ON   M5J 2S8

         Attention:   Ms. Teddy Rosenberg
         Telephone:   (416) 594-8543
         Telecopier:  (416) 594-8037

         If to MG Fund to it at:

         Micro-Generation Technology Fund, L. L. C
         c/o Arete Corporation, Manager
         P.O. Box 1299
         Center Harbor, N.H., U.S.A. 03226

         Attention:   Robert W. Shaw, Jr.
         Telephone:   (603) 253-9797
         Telecopier:  (603) 253-9799

         If to DVI to it at:

         Development Ventures, Inc.
         P.O. Box 4567
         Houston, TX  77210-4567

         Attention:   Thomas S. Glanville, President
         Telephone:   (713) 207-6117
         Telecopier:  (713) 207-0530

         If to Andre Cargnelli to him at:

         Andre Cargnelli
         84 The Westway
         Etobicoke, ON  M9P 2B2

         Telephone:   (416) 246-1864
         Telecopier:  (416) 531-4611

         If to Gianni Cargnelli to him at:

         Gianni Cargnelli
         84 The Westway
         Etobicoke, ON  M9P 2B2

         Telephone:   (416) 246-1864
         Telecopier:  (416) 531-4611

         If to Claudio Cargnelli to him at:

         Claudio Cargnelli
         86 The Westway
         Etobicoke, ON  M9P 2B2

         Telephone:   (416) 235-0300
         Telecopier:  (416) 531-4611

         If to Peter Lee to him at:

         Wing's Food Products
         275 Albany Avenue
         Toronto, ON  M5R 3E1

         Attention:   Peter Lee
         Telephone:   (416) 531-5768
         Telecopier:  (416) 531-5404

         If to John Housser to him at:

         John Housser
         1 Toronto Street, #410
         Toronto ON  M5C 2W3
         Telephone:   (416) 864-2755
         Telecopier:  (416) 864-2706

         If to Gerald Heffernan to him at:

         G.R. Heffernan & Associates Ltd.
         22 St. Clair Avenue East
         Suite 1700
         Toronto, ON  M4T 2S3

         Attention:   Gerald Heffernan
         Telephone:   (416) 925-9270
         Telecopier:  (416) 925-5753

         If to Kenneth Lee to him at:

         Wing's Food Products
         275 Albany Avenue
         Toronto, ON  M5R 3E1

         Attention:   Kenneth Lee
         Telephone:   (416) 531-5768
         Telecopier:  (416) 531-5404

         If to Patricia Lee to her at:

         Patricia Lee
         430 Memorial Dr. N.W.
         Calgary, Alberta  T2N 3C3
         Telephone:   (403) 283-2130
         Telecopier:  (403) 283-2130

         If to Catherine Lee to her at:

         Catherine Lee
         3472 de la Montagne
         Montreal, Quebec  H3G 2A6
         Telephone:   (514) 286-9046
         Telecopier:  n/a

                                  SCHEDULE "E"

                                  COUNTERPART

TO:   HYDROGENICS CORPORATION AND THE SHAREHOLDERS

RE: THE AMENDED AND RESTATED UNANIMOUS SHAREHOLDERS AGREEMENT (THE "AGREEMENT") DATED JANUARY 24, 2000 BETWEEN HYDROGENICS CORPORATION AND THE "SHAREHOLDERS " (AS DEFINED IN THE AGREEMENT)


The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of a Shareholder pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement.

DATED this _________ day of January, 2000.

If undersigned  is a Corporation:

                                          _____________________________________
                                          Name of Corporation

                                          By:__________________________________
                                             Name:
                                             Title:

                                          By:__________________________________
                                             Name:
                                             Title:

If undersigned is an individual:

SIGNED, SEALED & DELIVERED
in the presence of:


_____________________________________       ____________________________________
              Witness                                        Name

NOTICES. Unless otherwise provided for in the Shareholders Agreement, all communications to the Shareholder named on this counterpart shall be addressed as follows:

         _____________________________

         _____________________________

         _____________________________


         Attention: ____________________
         Telephone: ____________________
         E-mail:    ____________________
         Telecopier:____________________